UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2006, Cheniere Energy, Inc. (the “Company”) filed a current report on Form 8-K (the “Report”) to disclose, among other matters, that the Section 162(m) Subcommittee of the Compensation Committee authorized the payment of restricted stock bonuses to each of the executive officers of the Company for the Company’s 2005 performance period. The sole purpose of this amendment is to file, as Exhibit 10.1, the form of restricted stock grant agreement used in connection with the grants reported in the Report. In addition, attached hereto as Exhibit 10.2 is a form of restricted stock grant agreement with a four-year vesting schedule that may be used periodically by the Company.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Grant Agreement under the Cheniere Energy, Inc. 2003 Amended and Restated Stock Incentive Plan (three-year vesting)

10.2	Form of Restricted Stock Grant Agreement under the Cheniere Energy, Inc. 2003 Amended and Restated Stock Incentive Plan (four-year vesting)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 6, 2006	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Grant Agreement under the Cheniere Energy, Inc. 2003 Amended and Restated Stock Incentive Plan (three-year vesting)

10.2	Form of Restricted Stock Grant Agreement under the Cheniere Energy, Inc. 2003 Amended and Restated Stock Incentive Plan (four-year vesting)